Exhibit 10.19(b)

 Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential.

Triple asterisks denote omissions.

Unit 1, 26 Harris Road, Malaga

Admedus BioManufacturing Pty Ltd
(formerly known as Verigen Australia Pty Ltd)

MDH LEGAL

Suite 3, 175 Main Street	T: (08) 9344 1677
OSBORNE PARK WA 6017	F: (08) 9344 1877
PO BOX 214	E: admin@mdhlegal.com.au
OSBORNE PARK WA 6917	ref: DV_admedus

THIS DEED is made the 23rd day of June 2014

BETWEEN:

GIACOMEL PTY LTD (ACN 009 189 011) as trustee for the Adriano Property Unit Trust care of Prime Property Agency, Level 1, 66 Collingwood Street, Osborne Park in the State of Western Australia (“the Lessor”);

and

ADMEDUS BIOMANUFACTURING PTY LTD (ACN 085 385 637) of 26 Harris Road, Malaga in the State of Western Australia (formerly known as VERIGEN AUSTRALIA PTY LTD (ACN 085 385 637) (“the Lessee”);

and

GENZYME CORPORATION A Massachusetts corporation of 500 Kendall Street, Cambridge, Massachusetts, 02142 United States of America (“the Named Guarantor”);

and

ADMEDUS LTD (ACN 088 721 078) of Level 1, 197 Adelaide Terrace, Perth in the State of Western Australia (“the New Guarantor”).

RECITALS:

A.	Pursuant to the Lease the Lessor has leased to the Lessee and the Lessee has taken a lease of the Premises for the Term and at the rental reserved by the Lease on and subject to the covenants, terms and conditions contained therein.

B.	The obligations of the Lessee to the Lessor were jointly and severally guaranteed by the Named Guarantor.

C.	On 31 December 2013 the New Guarantor acquired all of the shares in the Lessee which constituted a deemed assignment of the Lease requiring the consent of the Lessor, which the Lessor has given , and on 23 January 2014 Verigen Australia Pty Ltd changed its name to Admedus BioManufacturing Pty Ltd.

D.	It has been agreed by and between the Lessor, the Lessee, the Named Guarantor and the New Guarantor that in consideration of Recital C above the Parties agree to vary the terms of the Lease as set out in this Deed.

E.	The New Guarantor has agreed to guarantee to the performance of the Lessee’s covenants to the Lessor as set out in this Deed.

NOW THIS DEED WITNESSES:

1.	INTERPRETATION

1.1 Definitions

In this Deed, unless the context otherwise requires:

“Further Term” means the term of renewal specified in Item 4 of the Schedule;

“Lease” means the lease specified in Item 1 of the Schedule;

“Lessee’s Covenants” means all or any of the covenants contained or implied in the Lease or this Deed on the part of the Lessee or Tenant (as defined in the Lease) to-be observed and performed;

“Parties” means the Lessor, the Lessee, the Named Guarantor and the New Guarantor;

“Premises” means the premises specified in Item 2 of the Schedule;

“Rent” means the rent specified in Item 5 of the Schedule and any agreed variation of such rent;

“Rent Review Dates” means the date or dates specified in Item 6 of the Schedule;

“Schedule” means the schedule to this Deed;

“Term” means the current term of the Lease specified in Item 3 of the Schedule.

1.2 Construction

In this Deed, unless the context otherwise requires:

(a)	Words importing the singular include the plural and vice versa;

(b)	Words importing the masculine include the feminine and vice versa;

(c)	A reference to:

(i)	a person includes a corporation and government body;

(ii)	a person includes the legal personal representatives, successors and assigns of that person;

(iii)	a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them made by any government body;

(iv)	this or any other document includes the document as varied or replaced and not withstanding any change in the identity of the parties; .

(v)	any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them; and

(vi)	any covenant entered into by more than one person shall be deemed to have been entered into by them jointly and by each of them severally.

1.3 Headings and Sub-Headings

Headings and sub-headings are inserted for convenience of reference only and shall not affect the interpretation of this Deed.

2.	LESSEE’S COVENANTS

The Lessee covenants with the Lessor:

2.1	To pay the Rent without set-off (whether arising at law or in equity) and free and clear of all deductions whatsoever at the times mentioned in the Lease to the Lessor at its address or as the Lessor may in writing from time to time direct PROVIDED THAT the Rent shall be reviewed on the Rent Review Dates in accordance with the terms of the Lease and this Deed.

2.2	To duly and punctually perform and observe all of the Lessee’s Covenants.

3.	MUTUAL COVENANTS

3.1	The Lessor and the Lessee HEREBY COVENANT and agree that they will respectively observe and perform all of the covenants, agreements and conditions contained in the Lease for the duration of the Term and if exercised Further Terms as if the same had been set out herein in full.

3.2	The Lessor and the New Guarantor HEREBY COVENANT and agree that they will respectively observe and perform all of the covenants, agreements and conditions contained in the Lease for the duration of the Term and if exercised Further Terms as if the same had been set out herein in full and as if the New Guarantor was named in the Lease as the Guarantor. The covenants and obligations of the Named Guarantor as contained in the Lease shall apply to the New Guarantor as if the same had been set out herein in full and the Lessor hereby releases the Named Guarantor from those covenants and obligations.

4.	SPECIAL CONDITIONS

In consideration of the Lessor entering into this Deed, the Lessee shall provide a Bank Guarantee to the Lessor for the sum of [***] to be held on the same terms and conditions contained in Lease including but not limited to clause 20 of the Lease.

5.	VARIATION

5.1	The Parties hereby VARY AND AMEND the terms of the Lease in the following manner with effect from the date hereof:

5.1.1	Amend Item 2 of the Schedule to the Lease by deleting “Verigen Australia Pty Ltd of Hollywood Private Hospital, Monash Avenue, Nedlands” and replacing it with “Admedus BioManufacturing Pty Ltd of 26 Harris Road, Malaga”.

5.1.2	Amend Item 14 of the Schedule to the Lease by deleting “GENZYME CORPORATION, a Massachusetts corporation of 500 Kendall Street, Cambridge, Massachusetts, 02142, United States of America” and replacing it with “Admedus Ltd of Level 1, 197 Adelaide Terrace, Perth, Western Australia.”

5.1.3	Amend Item 17 of the Schedule to the Lease by deleting reference to:

“Tenant

Address: Verigen Australia Pty Ltd

Hollywood Private Hospital

Monash Avenue

NEDLANDS WA 6009’

and replacing it with:

“Tenant

Address: Admedus BioManufacturing Pty Ltd

26 Harris Road

MALAGA WA 6090”

5.1.4	Amend Item 17 of the Schedule to the Lease by deleting reference to:

“Guarantor

Addressee: Robert Hesslein, Esquire

Address: [***]

and replacing it with

“Guarantor

Addressee: Lee Rodne

Address: [***]”

5.1.5	Amend Item 17 of the Schedule to the Lease by deleting reference to:

“Addressee: Mary Pringle, Special Counsel

Clayton Utz Lawyers

Address: [***]”

and replacing it with:

“Addressee: Michael Wilton, Partner

Norton Rose Fulbright Australia

Address: [***]”

5.2	Save as herein modified, varied or amended, the terms and conditions of the Lease are hereby confirmed and remained unaffected.

6.	COSTS AND EXPENSES

The Lessor’s costs, charges and expenses incurred in connection with the negotiation, preparation, execution and stamping of this Deed shall be borne by the Lessee and must be paid within 7 days of execution of this Deed by the Lessee.

7.	GUARANTEE AND INDEMNITY

7.1	The New Guarantor in consideration of the Lessor having granted the Lease to the Lessee guarantee to the Lessor the due and punctual payment by the Lessee of the Rent reserved by the Lease and all other monies payable by the Lessee under the Lease and the performance and observance by the Lessee of the covenants, conditions and stipulations contained in this Lease during the Term and any extension or renewal of the Term or during any holding over period upon the following terms and conditions:

(a)	If any instalment of the Rent or any part of the Rent or any other money due under this Lease from the Lessee to the Lessor is in arrears or unpaid for seven (7) days after it is due and payable then the New Guarantor shall upon demand pay that sum to the Lessor.

(b)	If there is a breach on the part of the Lessee of any of the covenants, conditions or stipulations contained in this Lease to be performed and observed by the Lessee, then the New Guarantor shall upon written request being made by the Lessor cause that breach to be remedied within a reasonable time and shall pay to the Lessor all losses, damages, expenses and costs which the Lessor is entitled to recover under this Lease by reason of that breach.

(c)	The liability of the New Guarantor under this Lease shall not be impaired or discharged by reason of any time or other indulgence granted by or with the consent of the Lessor to the Lessee or otherwise.

(d)	The guarantee provided by the New Guarantor herein shall be a continuing guarantee and shall bind the New Guarantor jointly and severally (if applicable) and shall pass upon an assignment of the reversion of the Premises by the Lessor and it shall not be revocable or discharged by the winding up or insolvency of the Lessee or by any scheme of arrangement or composition made by the Lessee with its creditors and the New Guarantor shall not be entitled to the benefit of any debt owing to it (and if more than one to any one or more of them) until the Lessor has received 100 cents in the dollar for each claim of the Lessor against the Lessee.

(e)	Any notice, demand or request to be given by the Lessor to the New Guarantor shall be sufficiently served if sent to the Guarantor by certified mail at the New Guarantor’s address mentioned in this Lease or last known to the Lessor and any notice, demand or request so sent shall be deemed to have been served on the day on which it would in the ordinary course of post have reached the address to which it was sent.

(f)	The New Guarantor agrees with the Lessor that the provisions of this clause shall be deemed essential terms of this Lease and that every condition contained in this clause shall be deemed an essential and fundamental condition of the guarantee provided by the New Guarantor herein entitling the Lessor to damages as against the New Guarantor in the event of default or non-performance of any of the covenants contained herein to be performed and/or observed by the New Guarantor.

(g)	The New Guarantor hereby agrees to indemnify and keep indemnified the Lessor against all losses, costs, expenses and damages sustained or incurred by the Lessor arising out of or in respect of any breach or default by the Lessee in payment of the Rent and all other moneys payable under this Lease and/or in duly performing and observing any of the terms, covenants, agreements or conditions of this Lease to be performed and/or observed by the Lessee.

7.2	Clause 7.1 above shall apply in addition to the guarantee provisions contained in clause 20 of the Lease. The New Guarantor by its execution hereof agrees to be bound by the guarantee provisions contained in clause 20 of the Lease, as if the New Guarantor was named in the Lease as the Guarantor (as that term is defined in the Lease.).

SCHEDULE

ITEM 1:	Lease

A Lease made between the Lessor, Verigen Australia Pty Ltd as the lessee and the Named Guarantor commencing on 1 February 2009 for the Premises.

ITEM2:	Premises

The premises situated at and known as Unit 1, 26 Harris Road, Malaga in the State of Western Australia and more particularly defined in the Lease.

ITEM 3:	Term

Ten (10) years: 1 February 2009 - 31 January 2019

ITEM 4:	Further Term

Five (5) years: 1 February 2019 - 31 January 2024

Five (5) years: 1 February 2024 - 31 January 2029

ITEM 5:	Rent

As defined in the Lease and reviewed from time to time.

ITEM 6:	Rent Review Dates

As set out in the Lease.

EXECUTED AS A DEED

Executed by GIACOMEL PTY LTD (ACN 009 189 011) AS TRUSTEE FOR THE ADRIANO PROPERTY UNIT TRUST

By authority of its directors in accordance with section 127 of the Corporations Act in the presence of:

/s/ Adriano Giacomel
Signature of Director		Signature of Director

Adriano Giacomel
Full Name of Director	(Print)	Full Name of Director	(Print)

Executed by GENZYME CORPORATION in accordance with its Constitution in the presence of:

Signature of Chief Financial Officer	Signature of Notary

Full name of Chief Financial Officer	(Print)	Print name of Notary Public

Executed by ADMEDUS BIOMANUFACTURING PTY LTD (ACN 085 385 637)

By authority of its directors in accordance with section 127 of the Corporations Act in the presence of:

/s/ Lee Rodne		/s/ Stephen Mann
Signature of Director		Signature of Director

Lee Rodne		Stephen Mann
Full Name of Director	(Print)	Full Name of Director	(Print)

Executed by ADMEDUS LTD (ACN 088 721 078)

By authority of its directors in accordance with section 127 of the Corporations Act

In the presence of:

/s/ Michael Bennett		/s/ Lee Rodne
Signature of Director		Signature of Director

Michael Bennett		Lee Rodne
Full Name of Director	(Print)	Full Name of Director	(Print)